Exhibit 20.1



Creation Date Wed May  6, 1998  04:18 PM                            Page    1
CMB95B

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 30 Beginning Date                     04/01/1998
Due Period 30 End Date                           04/30/1998
Determination Date                               05/08/1998
Remittance Date                                  05/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 16.9182336023

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.1232002777

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 284,790.89
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1903729285

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,993,894.05
      B. From Current Period                                     $ 3,989,344.69
      C. Change in Amount Between Periods (Lines B - A)             $ -4,549.36

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 316,440,012.54
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.211529279943

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 17,087,453.35
      B. Available Cash Collateral Amount Percentage            5.000000000878%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 17,087,453.35
      B. For the Next Collection Period                         $ 15,822,000.63